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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 30, 2002
                Date of Report (Date of earliest event reported)


                       SAFEGUARD HEALTH ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                  0-12050                 52-1528581
 (State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)


                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
              (Address of principal executive offices and zip code)


                                 (949) 425-4110
                         (Registrant's telephone number,
                              including area code)


                                 (949) 425-4586
                         (Registrant's facsimile number,
                              including area code)

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
ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

Effective on August 30, 2002, the Registrant acquired all the capital stock of Paramount Dental Plan, Inc., a Florida dental health maintenance organization, (''Paramount'') from its sole stockholder, Nicholas M. Kavouklis, DMD (''Dr. Kavouklis''), and has completed the merger of Paramount and the Registrant's wholly owned Florida subsidiary, SafeGuard Health Plans, Inc., a Florida Corporation. The total consideration paid by the Registrant was $6.7 million, which consisted of $3,000,000 in cash; a convertible promissory note in the principal amount of $2,625,000, which bears interest at seven percent (7.0%) per annum and is payable in equal monthly installments of principal and interest over three (3) years, beginning in October 2002 (the "Note"), the outstanding principal balance of which is convertible into common stock of the Registrant at a conversion price of $1.625 per share, at any time after August 30, 2003; and 769,231 shares of common stock of the Registrant with demand registration rights exercisable immediately for both these shares of stock and the stock issuable upon conversion of the Note.

In connection with the acquisition, the Registrant has entered into a three (3) year employment agreement with Dr. Kavouklis, under which he will serve as President of the Registrant's Florida operations. The employment agreement provides for annual compensation of $230,000, plus an annual bonus of up to $270,000, depending on the financial performance of the Registrant's Florida operations. The Registrant has also entered into a three (3) year office lease with Dr. Kavouklis for the office space that will be used as the Registrant's principal administrative offices for its Florida operations beginning in late 2002.

Paramount is licensed as a Prepaid Limited Health Service Organization and a Third Party Administrator by the Florida Department of Insurance. Paramount offers dental health maintenance organization plans for both individuals and employer groups in the State of Florida. In addition, Paramount offers indemnity dental plans that are underwritten by an unrelated insurance company. Paramount has established a network of approximately 1,500 licensed dentists in the State of Florida who have contracted with Paramount to provide dental services to enrollees. Paramount currently provides dental coverage to approximately 240,000 members.

The description of the acquisition of Paramount contained in this Current Report on Form 8-K/A is qualified in its entirety by the Current Report on Form 8-K dated as of August 30, 2002 filed with the Securities and Exchange Commission on September 13, 2002, in connection with the acquisition of Paramount by the Registrant.


                                      * * *

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                                        1

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

The following audited financial statements of Paramount for the year ended December 31, 2001, the independent auditors' report with respect thereto, and the unaudited financial statements for the six months ended June 30, 2002 and 2001, are filed herewith.

1.     AUDITED FINANCIAL STATEMENTS                                                              PAGE
       ----------------------------                                                              ----

Independent auditors' report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Balance Sheet as of December 31, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Statement of Operations for the year ended December 31, 2001. . . . . . . . . . . . . . . . . .     7
Statement of Stockholder's Equity for the year ended December 31, 2001. . . . . . . . . . . . .     8
Statement of Cash Flows for the year ended December 31, 2001. . . . . . . . . . . . . . . . . .     9
Notes to Financial Statements for the year ended December 31, 2001. . . . . . . . . . . . . . .    10

2.     UNAUDITED FINANCIAL STATEMENTS
       ------------------------------

Unaudited Condensed Balance Sheet as of June 30, 2002 . . . . . . . . . . . . . . . . . . . . .    17
Unaudited Condensed Statements of Operations for the six months
  ended June 30, 2002 and 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Unaudited Condensed Statements of Cash Flows for the six months
  ended June 30, 2002 and 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Notes to Unaudited Condensed Financial Statements for the six months
  ended June 30, 2002 and 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20

(b)  PRO FORMA FINANCIAL INFORMATION

The following pro forma financial information with respect to the Registrant is filed herewith.

Introduction to Unaudited Pro Forma Consolidated Financial Information. . . . . . . . . . . . .    23
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2002. . . . . . . . . .    24
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet . . . . . . . . . . . . . . .    25
Unaudited Pro Forma Condensed Consolidated Statement of Operations for
  the six months ended June 30, 2002. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for
  the six months ended June 30, 2002. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
Unaudited Pro Forma Condensed Consolidated Statement of Operations for
  the year ended December 31, 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for
  the year ended December 31, 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

(c)  EXHIBITS

1. Consent of Perez & Company, independent auditors' of Paramount Dental Plan, Inc., to the incorporation by reference in Registration Statements Nos. 33-2226 and 333-98989 of the Registrant on Form S-8, of its report dated September 26, 2002, on the financial statements of Paramount as of December 31, 2001 and for the year then ended. (Exhibit 23.1 attached hereto)


                                      * * *


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                                        3

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized in the city of Aliso Viejo, State of California on the 6th day of November 2002.


                            SAFEGUARD  HEALTH  ENTERPRISES,  INC.



                            By:  /s/  Dennis  L.  Gates
                               ------------------------------------------
                               DENNIS L.  GATES
                               Senior Vice President and Chief Financial Officer



                            By:  /s/  Ronald  I.  Brendzel
                               ------------------------------------------
                               RONALD  I.  BRENDZEL
                               Senior Vice President and Secretary

INDEPENDENT  AUDITORS'  REPORT


THE BOARD OF DIRECTORS OF PARAMOUNT DENTAL PLAN, INC.
TAMPA,  FLORIDA

We have audited the accompanying balance sheet of Paramount Dental Plan, Inc. as of December 31, 2001 and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paramount Dental Plan, Inc. as of December 31, 2001 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 to the financial statements, management discovered that certain deferred revenues, accrued expenses and income tax accounts were not properly recorded on the financial statements previously issued by the Company for the year ended December 31, 2001. Accordingly, the accompanying 2001 financial statements have been revised to reflect these adjustments.

/s/  Perez  &  Company

PEREZ & COMPANY
Certified Public Accountants
September  26, 2002

                                        PARAMOUNT DENTAL PLAN, INC.
                                               TAMPA, FLORIDA
                                               BALANCE SHEET
                                          AS OF DECEMBER 31, 2001
                              (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)


                                                   ASSETS
Current assets:
  Cash and cash equivalents                                                                     $      290
  Investments available-for-sale                                                                       280
  Accounts receivable, net of bad debt allowance of $4                                                  22
  Income taxes receivable                                                                              156
  Prepaid expenses                                                                                     108
  Deferred income taxes                                                                                108
                                                                                                -----------
    Total current assets                                                                               964

Property and equipment, net of $134 of accumulated depreciation                                        199
Restricted investments available-for-sale                                                               52
Intangible assets                                                                                       56
Other assets                                                                                            10
                                                                                                -----------

    Total assets                                                                                $    1,281
                                                                                                ===========

                                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable                                                                              $        8
  Accrued payroll                                                                                       88
  Other accrued liabilities                                                                            107
  Claims payable and claims incurred but not reported                                                  129
  Unearned premiums                                                                                    300
                                                                                                -----------
    Total current liabilities                                                                          632

Stockholder's equity:
  Common stock - $1.00 par value; 100,000 shares authorized; 800 shares issued and outstanding           1
  Retained earnings                                                                                    714
  Net unrealized losses on investments                                                                 (66)
                                                                                                -----------
    Total stockholder's equity                                                                         649
                                                                                                -----------

    Total liabilities and stockholder's equity                                                  $    1,281
                                                                                                ===========

      See Auditors' Report and accompanying Notes to Financial Statements.

                              PARAMOUNT DENTAL PLAN, INC.
                                    TAMPA, FLORIDA
                               STATEMENT OF OPERATIONS
                             YEAR ENDED DECEMBER 31, 2001
                                    (IN THOUSANDS)

Revenues                                                                 $     6,041

Health care services expense                                                   1,851
Selling, general and administrative expense                                    4,485
                                                                         ------------

  Operating income (loss)                                                       (295)

Investment and other income                                                       99
                                                                         ------------

Income (loss) before income taxes                                               (196)
Income tax benefit                                                                73
                                                                         ------------

Net income (loss)                                                        $      (123)
                                                                         ============

      See Auditors' Report and accompanying Notes to Financial Statements.

                                     PARAMOUNT DENTAL PLAN, INC.
                                            TAMPA, FLORIDA
                                  STATEMENT OF STOCKHOLDER'S EQUITY
                                     YEAR ENDED DECEMBER 31, 2001
                                    (IN THOUSANDS, EXCEPT SHARES)


                                                                                    NET
                                                                                UNREALIZED
                                            NUMBER      COMMON      RETAINED    LOSSES ON
                                           OF SHARES     STOCK      EARNINGS    INVESTMENTS    TOTAL
                                           ---------  -----------  ----------  -------------  -------
Balances at January 1, 2001:
  As previously reported                         800  $         1  $     940   $        (30)  $  911
  Adjustments made (see Note 10)                  --           --       (103)             9      (94)
                                           ---------  -----------  ----------  -------------  -------
  As revised                                     800            1        837            (21)     817

Net income (loss):
  As previously reported                          --           --         (3)            --       (3)
  Adjustments made (see Note 10)                  --           --       (120)            --     (120)
                                           ---------  -----------  ----------  -------------  -------
  As revised                                      --           --       (123)            --     (123)

Net unrealized losses on investments
  available-for-sale, net of tax effect:
  As previously reported                          --           --         --            (75)     (75)
  Adjustments made (see Note 10)                  --           --         --             30       30
                                           ---------  -----------  ----------  -------------  -------
  As revised                                      --           --         --            (45)     (45)

Balances at December 31, 2001:
  As previously reported                         800  $         1  $     937   $       (105)  $  833
  Adjustments made (see Note 10)                  --           --       (223)            39     (184)
                                           ---------  -----------  ----------  -------------  -------
  As revised                                     800  $         1  $     714   $        (66)  $  649
                                           =========  ===========  ==========  =============  =======

      See Auditors' Report and accompanying Notes to Financial Statements.

                                     PARAMOUNT DENTAL PLAN, INC.
                                           TAMPA, FLORIDA
                                       STATEMENT OF CASH FLOWS
                                    YEAR ENDED DECEMBER 31, 2001
                                           (IN THOUSANDS)


Cash flows from operating activities:
  Net income (loss)                                                                      $     (123)
  Adjustments to reconcile net income (loss) to net cash used by operating activities:
    Depreciation and amortization expense                                                        99
    Realized gains on the sale of investments, net                                              (36)
    Deferred income tax benefit                                                                 (19)
  Changes in operating assets and liabilities:
    Accounts receivable                                                                         (12)
    Accrued interest and dividend income                                                         13
    Prepaid expenses                                                                            (71)
    Income taxes receivable                                                                    (154)
    Accounts payable                                                                            (12)
    Accrued payroll                                                                               8
    Other accrued liabilities                                                                    75
    Claims payable and claims incurred but not reported                                         (42)
    Unearned premiums                                                                           133
                                                                                         -----------
      Net cash used by operating activities                                                    (141)

Cash flows from investing activities:
  Purchase of investments available-for-sale                                                    (10)
  Purchase of property and equipment                                                           (170)
  Acquisition of business                                                                       (80)
  Increase in other assets                                                                       (7)
                                                                                         -----------
      Net cash used by investing activities                                                    (267)

Cash flows from financing activities:
  Amounts loaned to related parties                                                            (333)
  Collection of notes receivable from related parties                                           562
                                                                                         -----------
      Net cash provided by financing activities                                                 229
                                                                                         -----------

Net decrease in cash and cash equivalents                                                      (179)
Cash and cash equivalents at beginning of year                                                  469
                                                                                         -----------

Cash and cash equivalents at end of year                                                 $      290
                                                                                         ===========

Supplementary information:
  Cash paid during the year for income taxes                                             $       81

      See Auditors' Report and accompanying Notes to Financial Statements.

                           PARAMOUNT DENTAL PLAN, INC.
                                 TAMPA, FLORIDA
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE  1.ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES
------------------------------------------------------------

Paramount Dental Plan, Inc., a Florida corporation, ("Paramount") provides dental benefit plans and other related products to employer groups, health maintenance organizations, individuals and other purchasers. Paramount is licensed as a Prepaid Limited Health Service Organization and a Third Party Administrator in the state of Florida, and all of its operations are located in Florida.

A majority of Paramount's total health care services expense consists of capitation payments to dental service providers, which are fixed monthly payments for each covered individual. These capitation arrangements limit the amount of risk assumed by Paramount. Capitation payments comprised 86% of total health care services expense during the year ended December 31, 2001.

BASIS  OF  PRESENTATION

The accompanying financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

BUSINESS  SEGMENT  INFORMATION

Paramount has a single operating and reporting segment, which provides dental benefit plans and other related products to employers groups, health maintenance organizations, individuals and other purchasers.

CASH  AND  CASH  EQUIVALENTS

Investments with an original maturity of three months or less are included in cash equivalents.

INVESTMENTS

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," Paramount has classified its investments as "available-for-sale." Investments classified as available-for-sale are carried at fair value, based on quoted market prices, and unrealized gains and losses, net of applicable income taxes, are reported in stockholders' equity under the caption "Net unrealized losses on investments." In the event there was an unrealized loss on an investment that Paramount believed to be a permanent loss, the loss would be reported in the statement of operations, instead of in a separate caption of stockholder's equity. As of December 31, 2001, there were no unrealized losses that Paramount believed to be permanent losses. See Note 9 for a subsequent event related to unrealized losses as of December 31, 2001.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The accompanying balance sheet includes the following financial instruments as of December 31, 2001: cash and cash equivalents, investments, accounts receivable, accounts payable, accrued payroll, and other accrued expenses. All of these financial instruments are current assets or current liabilities. Paramount expects to realize the current assets, and to pay the current liabilities, within a short period of time. Therefore, the carrying amount of these financial instruments approximates fair value.

PROPERTY  AND  EQUIPMENT

Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 5 years, except for leasehold improvements. Leasehold improvements have been depreciated over 17 months, which is the period of time Paramount expects to occupy the related office space. The cost of maintenance and repairs is expensed as incurred, while significant improvements that extend the estimated useful life of an asset are capitalized. Upon the sale or other retirement of assets, the cost of any such assets and the related accumulated depreciation are removed from the books and any resulting gain or loss is recognized.

INTANGIBLE  ASSETS

Intangible assets at December 31, 2001 consist of a non-competition agreement and goodwill related to the acquisition of a dental health maintenance organization ("HMO") in 2001. The goodwill represents the excess of the purchase price of the acquired company over the fair value of the net assets acquired. See Note 2 for more information on this acquisition. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," Paramount's goodwill will not be amortized after December 31, 2001, but will be evaluated for possible impairment on an ongoing basis.

Paramount reviews for impairment of intangible assets that are used in its operations on a periodic basis in accordance with APB No. 17, "Intangible Assets." Paramount deems a group of assets to be impaired if estimated discounted future cash flows are less than the carrying amount of the assets. Estimates of future cash flows are based on management's best estimates of anticipated operating results over the remaining useful life of the assets. There was no impairment loss recorded with respect to intangible assets during 2001, and Paramount believes there is no impairment of its intangible assets as of December 31, 2001.

RECOGNITION OF REVENUE AND COMMISSION EXPENSE

Revenue is recognized in the period during which dental coverage is provided to the covered individuals. Payments received from customers in advance of the related period of coverage are reflected on the accompanying balance sheet as unearned premiums.

In connection with its acquisition of certain new customers, Paramount pays broker commissions based on a percentage of revenue collected. Broker commissions are recognized as expenses in the period in which the related premium revenue is recognized. Paramount also pays internal sales commissions, which consist of a one-time payment at the beginning of a customer contract. Internal sales commissions are recognized as expenses at the beginning of the related customer contract.

RECOGNITION OF HEALTH CARE SERVICES EXPENSE

Capitation payments to providers, which comprised 86% of total health care services expense in 2001, are recognized as expense in the period in which the providers are obligated to deliver the related health care services.

Other payments for health care services are recognized as expense in the period in which the services are delivered. Since the liability for claims payable and claims incurred but not reported is necessarily an actuarial estimate, the amount of claims eventually paid for services provided prior to the balance sheet date could differ from the estimated liability. Any such differences are included in the statement of operations for the period in which the differences are identified.

INCOME  TAXES

Paramount's accounting for income taxes is in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that are recognized in the financial statements in different periods than those in which the events are recognized in the income tax returns. The measurement of deferred tax liabilities and assets is based on current tax laws as of the balance sheet date. SFAS No. 109 requires a valuation allowance related to deferred tax assets in the event that available evidence indicates that the future tax benefits related to the deferred tax assets may not be realized. A valuation allowance is required when it is more likely than not that the deferred tax assets will not be realized. Paramount has no valuation allowance related to its deferred tax assets as of December 31, 2001.

RELATED  PARTY  TRANSACTIONS

The sole stockholder of Paramount served as the president and chief executive officer of Paramount during 2001. In connection therewith, Paramount paid total compensation of $1,423,000, including salary and bonuses, to its sole stockholder for the year ended December 31, 2001.

Paramount loaned an aggregate of $333,000 to its sole stockholder and affiliates of its sole stockholder during the year ended December 31, 2001. Paramount also collected $562,000 of payments on notes receivable from its sole stockholder and affiliates of its sole stockholder during the year ended December 31, 2001. There were no loans to related parties outstanding as of December 31, 2001.

Paramount rented administrative office space from its sole stockholder from March 1, 2001 to December 31, 2001. Rent expense for this office space was $70,000 for the year ended December 31, 2001.

Paramount recorded $30,000 of income from management fees during the year ended December 31, 2001, which were in exchange for providing administrative services to an affiliate of Paramount's sole stockholder.

USE  OF  ESTIMATES  IN  FINANCIAL  STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

RECENTLY  ADOPTED  ACCOUNTING  PRINCIPLES

In July 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001, and eliminates the pooling-of-interests method of accounting. The adoption of SFAS No. 141 had no significant effect on Paramount's financial statements.

In July 2001, the FASB issued SFAS No. 142, which requires that goodwill established after June 30, 2001, not be amortized, and that amortization of goodwill that existed as of June 30, 2001, be ceased effective January 1, 2002. SFAS No. 142 also requires that all goodwill be evaluated for possible impairment as of the end of each reporting period, and establishes a new method of testing for possible impairment. SFAS No. 142 is effective on January 1, 2002, and as a result, Paramount's goodwill amortization will cease effective January 1, 2002. Paramount recorded $4,000 of amortization expense related to goodwill and identifiable intangible assets during the year ended December 31, 2001. Paramount is currently evaluating whether the adoption of SFAS No. 142 will have any other significant effects on its financial statements.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions." SFAS No. 144 establishes accounting and reporting standards for the impairment or disposal of long-lived assets and for reporting the results of discontinued operations. Paramount adopted SFAS No. 144 effective on January 1, 2002. The adoption of SFAS No. 144 had no significant effect on Paramount's financial statements.

RECENT ISSUED ACCOUNTING PRONOUNCEMENTS

In August 2001, the FASB issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." SFAS No. 143 establishes accounting and reporting standards for the recognition and measurement of an asset retirement obligation and the associated asset retirement cost. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Paramount expects that SFAS No. 143 will not have a significant effect on its financial statements.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded, as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes certain technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. Paramount expects that SFAS No. 145 will not have a significant effect on its financial statements.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires that a liability for the cost of an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also requires that the liability be initially measured and recorded at fair value. SFAS No. 146 supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under EITF Issue No. 94-3, a liability for an exit cost, as defined in the EITF Issue, was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002.

NOTE  2.  ACQUISITION
---------------------

In June 2001, Paramount acquired certain assets of an unrelated dental HMO in Florida. The assets acquired included customer and provider relationships related to dental HMO business in Florida. The purchase price was $80,000 in cash, and was allocated among the net assets acquired as follows:


  Purchase price                                                   $    80
  Identifiable assets acquired:
    Furniture and equipment                                             20
    Covenant not to compete                                             30
                                                                   -------
      Total identifiable assets                                         50
                                                                   -------

    Remaining amount allocated to goodwill                         $    30
                                                                   =======


The covenant not to compete is being amortized over its term, which is five years. Paramount estimates that the goodwill has a useful life of 17 years from the date of acquisition, and amortized the goodwill over that period during the year ended December 31, 2001. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," Paramount's goodwill will not be amortized after December 31, 2001, but will be evaluated for possible impairment on an ongoing basis.

NOTE  3.  INVESTMENTS
---------------------

Realized gains on the sale of investments were $92,000 during the year ended December 31, 2001. Realized losses on the sale of investments were $56,000 during the year ended December 31, 2001. The historical cost of specific securities sold is used to compute the gain or loss on the sale of investments. At December 31, 2001, Paramount had net unrealized losses of $105,000, which is included in stockholder's equity under the caption "Net unrealized losses on investments." The amount reflected under this caption on the accompanying balance sheet is $66,000, which is net of the tax effect of the unrealized losses.

Paramount's investments as of December 31, 2001 are summarized below (in thousands):

                                       COST/                                 ESTIMATED
                                     AMORTIZED   UNREALIZED    UNREALIZED      FAIR
                                        COST        GAINS        LOSSES       VALUE
                                     ----------  -----------  ------------  ----------
  Classified as available-for-sale:
    Equity securities                $      385  $        --  $      (105)  $      280
    Debt security                            52           --           --           52
                                     ----------  -----------  ------------  ----------

      Total available-for-sale       $      437  $        --  $      (105)  $      332
                                     ==========  ===========  ============  ==========

The debt security held as of December 31, 2001 has a maturity date in 2003.

NOTE  4.  PROPERTY  AND  EQUIPMENT
----------------------------------

Property and equipment consists of the following (in thousands):


  Office equipment                                                    $     217
  Leasehold improvements                                                     42
  Furniture                                                                  41
  Computer software                                                          33
                                                                      ----------
    Total, at cost                                                          333
  Less - accumulated depreciation and amortization                         (134)
                                                                      ----------

    Total, net of accumulated depreciation and amortization           $     199
                                                                      ==========

NOTE  5.  REGULATORY  FINANCIAL  REQUIREMENTS
---------------------------------------------

The State of Florida requires Paramount to maintain a restricted deposit of $50,000. Paramount maintained a restricted deposit of $52,000 as of December 31, 2001, and was in compliance with this requirement.

The State of Florida also requires Paramount to maintain capital and surplus of at least $150,000. Paramount was in compliance with this requirement as of December 31, 2001.

NOTE  6.  INCOME  TAXES
-----------------------

The federal and state income tax benefit is as follows (in thousands):

       Current payable - Federal                     $     (49)
                         State                              (5)

       Deferred - Federal                                  (17)
                  State                                     (2)
                                                     ----------

       Total income tax benefit                      $     (73)
                                                     ==========

A reconciliation of the expected federal income tax benefit based on the statutory rate to the actual income tax benefit is as follows (in thousands):

                                                                   AMOUNT         %
                                                                 -----------  ---------

  Expected federal income tax benefit                            $      (67)     (34.0)%
  State income tax benefit, net of effect on federal income tax          (7)      (3.6)
    Other                                                                 1        0.4
                                                                 -----------  ---------

  Actual income tax benefit                                      $      (73)     (37.2)%
                                                                 ===========  =========

Deferred tax assets are related to the following items (in thousands):

  Unrealized net losses on investments                                  $     39
  Claims payable and claims incurred but not reported                         33
  Unused capital loss carryforward                                            21
  Accrued compensation                                                        15
                                                                        --------
    Total deferred tax assets                                                108
  Valuation allowance                                                         --
                                                                        --------

    Net deferred tax assets                                             $    108
                                                                        ========

Paramount has an unused capital loss carryforward of approximately $56,000, which will begin expiring in 2005.

NOTE  7.  COMMITMENTS  AND  CONTINGENCIES
-----------------------------------------

PROFESSIONAL  LIABILITY  INSURANCE

Paramount maintains professional liability insurance that covers losses on a claims made basis.

GOVERNMENT  REGULATION

The dental benefits industry is subject to extensive state and local laws, rules and regulations. Paramount is subject to various requirements imposed by Florida state laws and regulations related to the operation of a dental HMO plan, including the maintenance of a minimum amount of net worth. In addition, Florida state laws and regulations applicable to dental benefit plans could be changed in the future. There can be no assurance that Paramount will be able to meet all applicable regulatory requirements in the future.

NOTE  8.  INVESTMENT  AND  OTHER  INCOME
----------------------------------------

Investment and other income consists of the following (in thousands):

Investment and other income consists of the following (in thousands):

  Realized gains on sale of investments, net                           $     36
  Interest income                                                            30
  Management fees from related party                                         30
  Other                                                                       3
                                                                       --------

    Total investment and other income                                  $     99
                                                                       ========

NOTE  9.  SUBSEQUENT  EVENTS
----------------------------

On April 24, 2002, Paramount and its sole stockholder entered into a definitive agreement under which the sole stockholder agreed to sell all the outstanding stock of Paramount to SafeGuard Health Enterprises, Inc. ("SafeGuard"), subject to regulatory approval. The sale price consists of $3.0 million in cash, a convertible promissory note for $2,625,000, and 769,231 shares of common stock of SafeGuard. This transaction was completed effective as of August 30, 2002.

As indicated in Note 3, Paramount had unrealized losses on its equity investments of $105,000, before income tax effect of $39,000, as of December 31, 2001. Pursuant to the definitive agreement described above, Paramount liquidated all of its equity investments in August 2002, which generated realized losses of approximately $185,000.

NOTE  10.  REVISED  FINANCIAL  STATEMENTS
-----------------------------------------

As discussed in Note 9, Paramount and its sole stockholder agreed to sell all of the outstanding stock of Paramount to SafeGuard. During the due diligence process related to this transaction, management discovered that certain deferred revenues, accrued expenses and income tax accounts were not properly reflected on the financial statements previously issued by Paramount. The accompanying financial statements have been revised to reflect these adjustments, which had an aggregate effect of decreasing retained earnings as of January 1, 2001, by $103,000, increasing the net loss for the year ended December 31, 2001, by $120,000, and decreasing retained earnings as of December 31, 2001, by $223,000.

                                        PARAMOUNT DENTAL PLAN, INC.
                                     UNAUDITED CONDENSED BALANCE SHEET
                                            AS OF JUNE 30, 2002
                                              (IN THOUSANDS)


                                                  ASSETS

Current assets:
  Cash and cash equivalents                                                                     $      523
  Investments available-for-sale                                                                       231
  Accounts receivable, net of allowances                                                                84
  Income taxes receivable                                                                               90
  Prepaid expenses                                                                                      90
  Deferred income taxes                                                                                120
                                                                                                ----------
    Total current assets                                                                             1,138

Property and equipment, net of accumulated depreciation                                                143
Receivable from related party                                                                           30
Restricted investments available-for-sale                                                               52
Intangible assets                                                                                       52
Other assets                                                                                             6
                                                                                                ----------

    Total assets                                                                                $    1,421
                                                                                                ==========

                                 LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable                                                                              $      101
  Accrued payroll                                                                                       45
  Other accrued liabilities                                                                            133
  Claims payable and claims incurred but not reported                                                  126
  Unearned premiums                                                                                    326
                                                                                                ----------
    Total current liabilities                                                                          731

Stockholder's equity:
  Common stock - $1.00 par value; 100,000 shares authorized; 800 shares issued and outstanding           1
  Retained earnings                                                                                    689
                                                                                                ----------
    Total stockholder's equity                                                                         690
                                                                                                ----------

    Total liabilities and stockholder's equity                                                  $    1,421
                                                                                                ==========

                 See accompanying Notes to Financial Statements.

                               PARAMOUNT DENTAL PLAN, INC.
                       UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                      (IN THOUSANDS)


                                                                      2002        2001
                                                                   ----------  ----------
Revenues                                                           $   3,846   $   2,798

Health care services expense                                           1,455         774
Selling, general and administrative expense                            2,240       1,607
                                                                   ----------  ----------

  Operating income                                                       151         417

Permanent unrealized loss on investments                                (162)         --
Investment and other income                                                1          82
                                                                   ----------  ----------

Income before income taxes                                               (10)        499
Income tax expense                                                       (15)       (189)
                                                                   ----------  ----------

Net income                                                         $     (25)  $     310
                                                                   ==========  ==========

                 See accompanying Notes to Financial Statements.

                                          PARAMOUNT DENTAL PLAN, INC.
                                 UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                                (IN THOUSANDS)


                                                                                           2002        2001
                                                                                        ----------  ----------
Cash flows from operating activities:
  Net income                                                                            $     (25)  $     310
  Adjustments to reconcile net income (loss) to net cash used by operating activities:
    Depreciation and amortization expense                                                      68          26
    Permanent unrealized loss on investments                                                  162          --
    Realized gains on the sale of investments, net                                             --         (61)
    Deferred income tax benefit                                                               (51)         (5)
  Changes in operating assets and liabilities:
    Accounts receivable                                                                       (62)          4
    Accrued interest and dividend income                                                       --          (8)
    Prepaid expenses                                                                           18         (38)
    Income taxes receivable                                                                    66          --
    Accounts payable                                                                           93          28
    Accrued payroll                                                                           (43)          7
    Other accrued liabilities                                                                  26         (10)
    Income taxes payable                                                                       --          94
    Claims payable and claims incurred but not reported                                        (3)        (51)
    Unearned premiums                                                                          26          81
                                                                                        ----------  ----------
      Net cash used by operating activities                                                   275         377

Cash flows from investing activities:
  Purchase of investments available-for-sale                                                   (8)        (18)
  Purchase of property and equipment                                                           (8)        (86)
  Acquisition of business                                                                      --         (80)
  Increase in other assets                                                                      4          (2)
                                                                                        ----------  ----------
      Net cash used by investing activities                                                   (12)       (186)

Cash flows from financing activities:
  Amounts loaned to related parties                                                           (51)       (322)
  Collection of notes receivable from related parties                                          21           9
                                                                                        ----------  ----------
    Net cash provided by financing activities                                                 (30)       (313)
                                                                                        ----------  ----------

Net decrease in cash and cash equivalents                                                     233        (122)
Cash and cash equivalents at beginning of period                                              290         469
                                                                                        ----------  ----------

Cash and cash equivalents at end of period                                              $     523   $     347
                                                                                        ==========  ==========

                 See accompanying Notes to Financial Statements.

                           PARAMOUNT DENTAL PLAN, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001


NOTE  1.  GENERAL
-----------------

The accompanying unaudited condensed financial statements of Paramount Dental Plan, Inc. ("Paramount") as of June 30, 2002, and for the six months ended June 30, 2002 and 2001, have been prepared in accordance with accounting principles generally accepted in the United States of America, applicable to interim periods. The accompanying financial statements reflect all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of Paramount's financial position and results of operations for the interim periods. The financial statements have been prepared in accordance with the regulations of the Securities and Exchange Commission and, accordingly, omit certain footnote disclosures and other information necessary to present Paramount's financial position and results of operations for annual periods in accordance with accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the audited financial statements of Paramount for the year ended December 31, 2001, which are included elsewhere in this Current Report on Form 8-K/A.

NOTE  2.  SIGNIFICANT  ACCOUNTING  POLICIES
-------------------------------------------

INVESTMENTS

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," Paramount has classified its investments as "available-for-sale." Investments classified as available-for-sale are carried at fair value, based on quoted market prices, and unrealized gains and losses, net of applicable income taxes, are reported in stockholders' equity under the caption "Net unrealized losses on investments." In the event there is an unrealized loss on an investment that Paramount believes to be a permanent loss, the loss is reported in the statement of operations, instead of in a separate caption of stockholder's equity.

Paramount had $162,000 of unrealized losses on investments in equity securities as of June 30, 2002. Pursuant to the definitive agreement described in Note 4, Paramount agreed to liquidate all of its investments in equity securities prior to completion of the sale transaction. Therefore, the unrealized losses as of June 30, 2002 were considered to be permanent losses, and accordingly, are reflected as losses in the statement of operations for the six months ended June 30, 2002.

RELATED  PARTY  TRANSACTIONS

The sole stockholder of Paramount served as the president and chief executive officer of Paramount during the six months ended June 30, 2002 and 2001. In connection therewith, Paramount paid total compensation of $216,000 and $235,000, including salary and bonuses, to its sole stockholder for the six months ended June 30, 2002 and 2001.

As of June 30, 2002, the accompanying balance sheet includes a $30,000 receivable from an affiliate of Paramount's sole stockholder, which was paid in full during September 2002. Paramount loaned an aggregate of $51,000 and $322,000 to its sole stockholder and affiliates of its sole stockholder during the six months ended June 30, 2002 and 2001. Paramount also collected $21,000 and $9,000 of payments on notes receivable from its sole stockholder and affiliates of its sole stockholder during the six months ended June 30, 2002 and 2001.

Paramount rented administrative office space from its sole stockholder from March 1, 2001 to June 30, 2002. Rent expense for this office space was $42,000 and $28,000 for the six months ended June 30, 2002 and 2001.

Paramount recorded $30,000 of income from management fees during the six months ended June 30, 2001, which were in exchange for providing administrative services to an affiliate of Paramount's sole stockholder.

RECENTLY ADOPTED ACCOUNTING PRINCIPLES

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method of accounting. The adoption of SFAS No. 141 had no significant effect on Paramount's financial statements.

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and other intangible assets with indefinite useful lives established after June 30, 2001 not be amortized, and that amortization of goodwill and other intangible assets with indefinite useful lives that existed as of June 30, 2001, be ceased effective January 1, 2002. As a result, the Company ceased amortizing its goodwill effective January 1, 2002. The Company recorded no amortization expense related to goodwill during the six months ended June 30, 2001, as the goodwill was acquired on June 30, 2001.

SFAS No. 142 also requires that all goodwill be evaluated for possible impairment as of January 1, 2002, and as of the end of each reporting period thereafter, and establishes a new method of testing for possible impairment. Paramount had no impairment of its goodwill as of January 1, 2002, or as of June 30, 2002, based on the method of testing for possible impairment established by SFAS No. 142. The adoption of SFAS No. 142 had no other significant effect on Paramount's financial statements.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions." SFAS No. 144 establishes accounting and reporting standards for the impairment or disposal of long-lived assets and for reporting the results of discontinued operations. Paramount adopted SFAS No. 144 effective on January 1, 2002. The adoption of SFAS No. 144 had no significant effect on Paramount's financial statements.

RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS

In August 2001, the FASB issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." SFAS No. 143 establishes accounting and reporting standards for the recognition and measurement of an asset retirement obligation and the associated asset retirement cost. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Paramount expects that SFAS No. 143 will not have a significant effect on its financial statements.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded, as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes certain technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. Paramount expects that SFAS No. 145 will not have a significant effect on its financial statements.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires that a liability for the cost of an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also requires that the liability be initially measured and recorded at fair value. SFAS No. 146 supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under EITF Issue No. 94-3, a liability for an exit cost, as defined in the EITF Issue, was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002.

NOTE  3.  ACQUISITION
---------------------

In June 2001, Paramount acquired certain assets of an unrelated dental health maintenance organization ("HMO") in Florida for $80,000 in cash. The assets acquired consisted of furniture and equipment, a covenant not to compete, and customer and provider relationships related to dental HMO business in Florida.

NOTE  4.  PENDING  SALE  OF  PARAMOUNT
--------------------------------------

On April 24, 2002, Paramount and its sole stockholder entered into a definitive agreement under which the sole stockholder agreed to sell all the outstanding stock of Paramount to SafeGuard Health Enterprises, Inc. ("SafeGuard"), subject to regulatory approval. The sale price consists of $3.0 million in cash, a convertible promissory note for $2,625,000, and 769,231 shares of common stock of SafeGuard. This transaction was pending regulatory approval as of June 30, 2002, and was completed as of August 30, 2002.

              SAFEGUARD HEALTH ENTERPRISES, INC., AND SUBSIDIARIES
                            INTRODUCTION TO UNAUDITED
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


GENERAL
-------

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2002, and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2002, and for the year ended December 31, 2001, reflect adjustments to the historical financial position and results of operations of SafeGuard Health Enterprises, Inc., and its subsidiaries (the "Company") to give effect to the acquisition of Paramount Dental Plan, Inc. ("Paramount") as if the acquisition had been completed on June 30, 2002, in the case of the consolidated balance sheet, and as of the beginning of the period presented, in the case of the consolidated statements of operations. The financial statement information for Paramount was derived from the audited financial statements of Paramount, which appear elsewhere in this Current Report on Form 8-K/A.

The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. These unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the results that would have occurred if the acquisition had actually been completed on the dates indicated, or the results that may occur in any future period.

ACQUISITION
-----------

Effective on August 31, 2002, the Company completed the acquisition of all the outstanding stock of Paramount, which is a dental health maintenance organization ("HMO") based in Tampa, Florida. The consideration paid by the Company consisted of $3.0 million in cash, a promissory note in the amount of $2,625,000, and 769,231 shares of the Company's common stock. The promissory note bears interest at an annual rate of 7.0%, is payable over three (3) years in 36 equal monthly installments of principal and interest, and the unpaid principal balance of the note is convertible into shares of the Company's common stock, at the option of the holder, commencing one (1) year after completion of the transaction, at the rate of $1.625 per share.

In connection with this transaction, the Company entered into a three (3) year employment agreement with the sole stockholder of Paramount, Nicholas M. Kavouklis, DMD, ("Dr. Kavouklis"), which was effective upon the closing of the acquisition. Pursuant to this employment agreement, Dr. Kavouklis serves as President of the Company's Florida operations at an annual salary of $230,000, plus a potential incentive bonus of up to $270,000 based on future increases in the earnings of the Company's combined Florida operations.

Also in connection with this transaction, the Company entered into a three (3) year office lease agreement with Dr. Kavouklis, for the office space that will be used by the Company's Florida operations commencing in late 2002.

                          SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                          AS OF JUNE 30, 2002
                                             (IN THOUSANDS)


                                                HISTORICAL  HISTORICAL     PRO FORMA
                                                  COMPANY   PARAMOUNT      ADJUSTMENTS       PRO FORMA
                                                 ---------  ----------  ------------------  -----------
                                  ASSETS
Current assets:
  Cash and cash equivalents                      $  1,199   $      523  $       (523)  (a)  $    1,199
  Investments available-for-sale                   12,203          231        (3,000)  (b)       9,434
  Accounts receivable                               2,411           84            --             2,495
  Other current assets                                935          300          (120)  (c)       1,115
                                                 ---------  ----------  -------------       -----------
    Total current assets                           16,748        1,138        (3,643)           14,243

Property and equipment                              3,784          143            --             3,927
Restricted investments available-for-sale           3,270           52            --             3,322
Notes receivable                                      805           30            --               835
Goodwill                                            3,920           52         6,756   (d)      10,728
Other assets                                          283            6          (138)  (e)         151
                                                 ---------  ----------  -------------       -----------

    Total assets                                 $ 28,810   $    1,421  $      2,975        $   33,206
                                                 =========  ==========  =============       ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $  2,372   $      101  $         --        $    2,473
  Accrued expenses                                  3,736          178            --             3,914
  Short-term debt                                     136           --           815   (f)         951
  Current portion of capital lease obligations      1,203           --            --             1,203
  Claims payable and claims incurred
    but not reported                                4,724          126            --             4,850
  Deferred premium revenue                          1,341          326            --             1,667
                                                 ---------  ----------  -------------       -----------
    Total current liabilities                      13,512          731           815            15,058

Long-term portion of capital lease obligations        610           --            --               610
Long-term convertible debt                             --           --         1,810   (f)       1,810
Other long-term liabilities                         1,011           --            --             1,011

Stockholders' equity:
  Convertible preferred stock and
    additional paid-in capital                     41,250           --            --            41,250
  Common stock and additional paid-in capital      21,601            1         1,039   (g)      22,641
  Retained earnings (accumulated deficit)         (31,326)         689          (689)  (h)     (31,326)
  Accumulated other comprehensive income               54           --            --                54
  Treasury stock, at cost                         (17,902)          --            --           (17,902)
                                                 ---------  ----------  -------------       -----------
    Total stockholders' equity                     13,677          690           350            14,717
                                                 ---------  ----------  -------------       -----------

    Total liabilities and stockholders' equity   $ 28,810   $    1,421  $      2,975        $   33,206
                                                 =========  ==========  =============       ===========

               SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002
                                 (IN THOUSANDS)


The pro forma adjustments reflected on the unaudited pro forma condensed consolidated balance sheet are as follows:

(a) Represents merger bonuses paid to certain employees of Paramount upon completion of the acquisition, which were $423,000 including payroll taxes, transaction expenses incurred by Paramount, which were $80,000, and estimated transaction expenses incurred by the Company that were not yet paid as of June 30, 2002, which were $20,000.

(b)  Represents  the cash portion of the purchase price, which was $3.0 million.

(c) Represents a valuation reserve against the deferred tax assets of Paramount, which were $120,000 as of June 30, 2002. The Company's deferred tax assets are fully reserved, due to uncertainty about whether those deferred tax assets will be realized in the future. Accordingly, the deferred tax assets of Paramount would have also been fully reserved by the Company as of June 30, 2002.

(d) Represents goodwill related to the acquisition of Paramount, less an adjustment to eliminate the intangible assets of Paramount, as shown below. Goodwill from the acquisition is equal to the excess of the cost of the acquisition over the net assets acquired, as shown in the preliminary estimate below:

Cash portion of purchase price                                              $    3,000
Convertible note issued                                                          2,625
Common stock issued                                                              1,040
Total estimated transaction expenses                                               158
                                                                            -----------
    Total cost of acquisition                                                    6,823

Net assets of Paramount as of June 30, 2002                                        690
Less - Valuation reserve on deferred tax assets                                   (120)
Less - Intangible assets                                                           (52)
Less - Merger bonuses paid to Paramount employees, including payroll taxes        (423)
Less - Transaction expenses incurred by Paramount                                  (80)
                                                                            -----------
    Net assets acquired                                                             15
                                                                            -----------
    Goodwill related to acquisition                                              6,808

Pro forma adjustment to eliminate intangible assets of Paramount                   (52)
                                                                            -----------
    Total pro forma adjustments                                             $    6,756
                                                                            ===========

The value used for the common stock issued in the acquisition is based on 769,231 shares of common stock issued, and a market value of $1.35 per share. The market value of $1.35 per share is the average closing price of the Company's common stock during the period from five business days prior to execution of the Stock Purchase Agreement to five business days after execution of the Agreement. The Stock Purchase Agreement was executed on April 24, 2002.

The Company made a preliminary determination of whether the assets acquired include any separately identifiable intangible assets apart from goodwill. The Company's preliminary conclusion is that there are no such intangible assets, and accordingly, the total excess of the purchase price over the net tangible assets acquired has been allocated to goodwill in the accompanying pro forma condensed consolidated balance sheet.

(e) Represents transaction expenses incurred by the Company as of June 30, 2002, which are included in the estimated transaction expenses of $158,000 in note (d) above.

(f) Represents the short-term and long-term portion of the $2,625,000 convertible note issued in the acquisition. The outstanding balance under the note is convertible at any time after one (1) year following the transaction. Therefore, the short-term portion of the note is not described as convertible on the accompanying pro forma condensed consolidated balance sheet.

(g) Represents 769,231 shares of the Company's common stock issued in the acquisition, based on a market value of $1.35 per share, as discussed in note (d) above. The pro forma adjustment amount also includes elimination of the common stock of Paramount.

(h)  Represents elimination of the retained earnings of Paramount.

                              SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                         SIX MONTHS ENDED JUNE 30, 2002
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             HISTORICAL  HISTORICAL        PRO FORMA
                                               COMPANY    PARAMOUNT       ADJUSTMENTS       PRO FORMA
                                              ---------  -----------  -------------------  -----------
Premium revenue, net                          $ 40,862   $    3,846   $         --         $   44,708

Health care services expense                    29,226        1,455             --             30,681
Selling, general and administrative expense     11,616        2,240            (45)   (a)      13,811
                                              ---------  -----------  -------------        -----------

  Operating income                                  20          151             45                216

Investment and other income                        219            1            (32)   (b)         188
Permanent unrealized loss on investments            --         (162)            --               (162)
Interest expense                                   (31)          --            (92)   (c)        (123)
                                              ---------  -----------  -------------        -----------

Income before income taxes                         208          (10)           (79)               119
Income tax expense                                  --          (15)            15    (d)          --
                                              ---------  -----------  -------------        -----------

  Net income                                  $    208   $      (25)  $        (64)        $      119
                                              =========  ===========  =============        ===========

Earnings before interest, taxes,
  depreciation and amortization (EBITDA) (1)  $    630   $      219   $         45         $      894

Basic net income per share                    $   0.01                                           0.00
Weighted average basic shares outstanding       34,835                         769    (e)      35,604

Diluted net income per share                  $   0.01                                           0.00
Weighted average diluted shares outstanding     35,481                         769    (e)      36,250

(1)  EBITDA is equal to operating income, plus depreciation and amortization expense.

               SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                                    NOTES TO
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2002
                                 (IN THOUSANDS)


The pro forma adjustments reflected on the unaudited pro forma condensed consolidated statement of operations are as follows:

(a) Represents a reduction in the salary paid to Dr. Kavouklis as a result of the acquisition. Prior to the acquisition, Paramount paid an annual salary of $320,000 to Dr.Kavouklis. Concurrent with the closing of the acquisition, the Company entered into an employment agreement with Dr. Kavouklis, under which he is paid an annual salary of $230,000. Accordingly, the change in the annual salary is treated as a pro forma adjustment.

     As indicated in the pro forma condensed consolidated balance sheet, the pro forma amount of goodwill related to the acquisition is $6,808,000. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the Company will not amortize this goodwill on its financial statements. Therefore, there is no pro forma adjustment to reflect the amortization of goodwill.

(b) Represents a reduction in the investment income of the Company as a result of the acquisition, as follows:

  Cash portion of the purchase price                                       $     3,000
  Average annual return on investments during first six months of 2002             2.1%
                                                                           ------------

    Adjustment to investment income                                        $        32
                                                                           ============

(c) Represents interest expense on the convertible note issued in the acquisition, as follows:


  Convertible note issued                                                  $     2,625
  Interest rate on convertible note                                                7.0%
                                                                           ------------

     Adjustment to interest expense                                        $        92
                                                                           ============

(d) Represents elimination of the income tax expense recognized by Paramount. The Company had no income tax expense during the first six months of 2002, primarily due to loss carryforwards from prior years. Based on the pro forma combined operations of the Company and Paramount for the six months ended June 30, 2002, the Company still would not have recognized any income tax expense due to loss carryforwards. Therefore, there is no income tax expense reflected in the accompanying pro forma consolidated statement of operations.

(e)  Represents the shares of common stock issued in the acquisition.

                              SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                          YEAR ENDED DECEMBER 31, 2001
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             HISTORICAL   HISTORICAL      PRO FORMA
                                               COMPANY    PARAMOUNT       ADJUSTMENTS       PRO FORMA
                                              ---------  -----------  -------------------  -----------
Premium revenue, net                          $ 84,822   $    6,041   $         --         $   90,863

Health care services expense                    58,692        1,851             --             60,543
Selling, general and administrative expense     25,391        4,485         (1,060)   (a)      28,816
                                              ---------  -----------  -------------        -----------

  Operating income (loss)                          739         (295)         1,060              1,504

Investment and other income                      1,060           99           (123)   (b)       1,036
Interest expense on debt that was
  converted to equity in 2001                     (402)          --             --               (402)
Other interest expense                            (102)          --           (184)   (c)        (286)
                                              ---------  -----------  -------------        -----------
Income (loss) before income taxes
  and extraordinary item                         1,295         (196)           753              1,852
Income tax benefit (expense)                        --           73            (73)   (d)          --
                                              ---------  -----------  -------------        -----------

Income (loss) before extraordinary item          1,295         (123)           680              1,852
Extraordinary item:
  Gain on conversion of debt to
    convertible preferred stock                 11,251           --             --             11,251
                                              ---------  -----------  -------------        -----------

Income (loss) before extraordinary item       $ 12,546   $     (123)  $        680         $   13,103
                                              =========  ===========  =============        ===========

Earnings (loss) before interest, taxes,
  depreciation and amortization (EBITDA) (1)  $  2,577   $     (196)  $      1,060         $    3,441

Basic income per share:
  Income before extraordinary item            $   0.04                                     $     0.06
  Extraordinary item                              0.35                                           0.34
                                              ---------                                    -----------
    Net income                                $   0.39                                     $     0.40
                                              =========                                    ===========

Weighted average basic shares outstanding       32,253                         769    (e)      33,022

Diluted income per share:
  Income before extraordinary item            $   0.04                                     $     0.06
  Extraordinary item                              0.34                                           0.33
                                              ---------                                    -----------
    Net income                                $   0.38                                     $     0.39
                                              =========                                    ===========

Weighted average diluted shares outstanding     33,009                         769    (e)      33,778

(1)  EBITDA is equal to operating income, plus depreciation and amortization expense.

               SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                                    NOTES TO
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)


The pro forma adjustments reflected on the unaudited pro forma condensed consolidated statement of operations are as follows:

(a)  Represents  the  following:

  Elimination of nonrecurring bonus paid to sole stockholder of Paramount  $      (970)
  Adjustment of annual salary of sole stockholder of Paramount                     (90)
                                                                           ------------

    Total adjustments                                                      $    (1,060)
                                                                           ============

     Paramount paid its sole stockholder a nonrecurring bonus of $970,000 for the year ended December 31, 2001, in addition to $133,000 of bonuses paid under Paramount's regular bonus plan for its chief executive officer. Due to the unusual and nonrecurring nature of the $970,000 bonus, the large size of the bonus in relation to Paramount's financial statements, and the fact that the bonus would not be paid in any post-acquisition period, the nonrecurring bonus is eliminated through a pro forma adjustment.

     The annual salary paid to Paramount's sole stockholder after the transaction is $230,000, compared to the salary actually paid to the sole stockholder during 2001, which was $320,000. Accordingly, the change in the annual salary is treated as a pro forma adjustment.

     As indicated in the pro forma condensed consolidated balance sheet, the pro forma amount of goodwill related to the acquisition is $6,808,000. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the Company will not amortize this goodwill on its financial statements. Therefore, there is no pro forma adjustment to reflect the amortization of goodwill.

(b) Represents a reduction in the investment income of the Company as a result of the acquisition, as follows:

  Cash portion of the purchase price                                                             $      3,000
  Average annual return on investments during 2001                                                        4.1%
                                                                                                 -------------

      Adjustment to investment income                                                            $        123
                                                                                                 =============

(c) Represents interest expense on the convertible note issued in the acquisition, as follows:

  Convertible note issued                                                                        $      2,625
  Interest rate on convertible note                                                                       7.0%
                                                                                                 -------------

    Adjustment to interest expense                                                               $        184
                                                                                                 =============

(d) Represents elimination of the income tax benefit recognized by Paramount during 2001. The Company had no income tax expense during 2001, primarily due to loss carryforwards from 2000 and the fact that the Company incurred an operating loss for tax purposes during 2001, excluding the extraordinary gain on the conversion of debt to convertible preferred stock. Based on the pro forma combined operations of the Company and Paramount for 2001, the Company still would have incurred an operating loss for tax purposes. Therefore, there is no income tax expense reflected in the accompanying pro forma consolidated statement of operations.

(e)  Represents the shares of common stock issued in the acquisition.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
------         -----------

23.1 Consent of Perez & Company, independent auditors' for Paramount Dental Plan, Inc. for the period ended December 31, 2001